UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 10, 2010

Wonder Auto Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 16 Yulu Street
Taihe District, Jinzhou City, Liaoning Province
People’s Republic of China, 121013
(Address of Principal Executive Offices)

(86) 416-2661186
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously disclosed, on July 10, 2010, Vital Glee Development Limited (“ Vital Glee ”), a wholly-owned subsidiary of Wonder Auto Technology, Inc. (the “ Company ”), entered into a conditional disposal agreement (the “ Conditional Disposal Agreement ”) with Jinheng Automotive Safety Technology Holdings Limited (“ Jinheng Holdings ”), pursuant to which Vital Glee agreed to acquire from Jinheng Holdings its 100% equity interest in Jinheng (BVI) Ltd., a British Virgin Islands corporation (“ Jinheng BVI”), for a total cash consideration of HK $1,130 million (approximately US$145.54 million). Jinheng BVI, through its Chinese subsidiaries, is primarily engaged in the manufacturing of automobile airbags, safety belts and steering wheels.

On September 10, 2010, Vital Glee completed the acquisition of Jinheng BVI pursuant to the terms of the Conditional Disposal Agreement. Under the Conditional Disposal Agreement, Vital Glee paid HK $339 million (approximately US$43.66 million) in cash and issued three non-interest bearing promissory notes in the respective amounts of HK $169.5 million (approximately US$21.83 million), HK $169.5 million (approximately US$21.83 million) and HK $452 million (approximately US$58.22 million) to Jinheng Holdings, which are payable at the 30th, 90th and 180th days after September 14, 2010, respectively.

From January 18, 2010 through July 10, 2010 the Company had an approximately 20.02% equity interest in Jinheng Holdings through its strategic investment in the Applaud Group Limited (the “Applaud Group”). The Company disposed of its interest in the Applaud Group on July 10, 2010. Additionally, Mr. Qingjie Zhao, the Company’s chairman, chief executive officer and president is on the board of directors of Jinheng Holdings and Mr. Qingdong Zeng, the Company’s chief strategy officer and director is on the board of directors of Jinheng Holdings.

The Conditional Disposal Agreement was identified and acknowledged by the Company’s Board of Directors (the “Board”) from the outset as a related party transaction. On July 9, 2010, the Audit Committee of the Board approved the Conditional Disposal Agreement and recommended approval of the Conditional Disposal Agreement to the Board. The Board approved the Conditional Disposal Agreements on July 9, 2010, with Messrs. Zhao and Zeng abstaining.

Further information concerning this transaction, including information otherwise required under this Item 2.01, is set forth under Item 1.01 and Item 9.01 of the Company’s current report on Form 8-K filed on July 13, 2010, in the Company’s current report on Form 8-K filed on September 10, 2010 and in the Conditional Disposal Agreement a copy of which is filed as Exhibit 10.1 of the Company’s current report on Form 8-K filed on July 13, 2010, all of which are incorporated by reference in this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

The following unaudited Condensed Consolidated Financial Statements at and for the three and six months ended June 30, 2010 of Jinheng BVI Limited are filed as a part of this report and are attached as Exhibit 99.1:

•	Condensed Consolidated Statements of Income and Comprehensive Income;
•	Condensed Consolidated Balance Sheets; and
•	Condensed Consolidated Statements of Cash Flows.

The following audited Consolidated Financial Statements at and for the years ended December 31, 2008 and 2009 of Jinheng BVI Limited are filed as a part of this report and are attached as Exhibit 99.1:

•	Report of Independent Registered Public Accounting Firm;
•	Consolidated Statement of Income and Comprehensive Income;
•	Consolidated Balance Sheet;
•	Consolidated Statement of Cash Flows; and
•	Consolidated Statement of Stockholder's Equity.

 (b) Unaudited Pro Forma Financial Information.

The following unaudited pro forma financial information is filed as a part of this report and is attached as Exhibit 99.3:

•	Introduction to Unaudited Pro Forma Condensed Combined Financial Statements;
•	Unaudited Pro Forma Condensed Combined Balance Sheet; and
•	Unaudited Pro Forma Condensed Combined Statements of income and comprehensive income.

(d)           Exhibits.

Exhibit Number	Description of Exhibit

23.1	Consent of PKF
99.1	Unaudited Financial Statements listed in Item 9.01(a)
99.2	Audited Financial Statements listed in Item 9.01(a)
99.3	Unaudited Pro Forma Financial Information listed in Item 9.01(b)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: November 23, 2010

/s/ Qingjie Zhao
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

23.1	Consent of PKF
99.1	Unaudited Financial Statements listed in Item 9.01(a)
99.2	Audited Financial Statements listed in Item 9.01(a)
99.3	Unaudited Pro Forma Financial Information listed in Item 9.01(b)